Exhibit 10.9

Credit Contract 2021-002

Working capital guarantee loan contract

Contract No.: 8061120240012049

Lender: Zhejiang Lin'an Rural Commercial Bank Co., Ltd
Borrower: Hangzhou Xizi Optoelectronic Technology Co., LTD
Guarantor: Meng Yanling
Guarantor: Hangzhou an ancient administrative division a hundred million the sun light bend over a branch of academic or vocational study skill have limit state-owned take charge of bail:

By consensus of the lender, borrower and guarantor, this contract is signed in accordance with the relevant national laws, regulations and rules.

Article 1 Amount, Type and purpose of the loan: The lender agrees to issue a loan of RMB (in words) to the borrower Hundred million first .

Article 2 Term of loan: The term of loan in this contract is from 2 0 2 4 year 0 4 moon 0 3 sun rise to 2 0 2 4 year 0 9 moon 3 0 Day stop. In case of any inconsistency between the actual loan date and maturity date and the above agreement, the loan IOU shall prevail.

Article 3 Interest rate of loan: The interest rate of loan in this contract is calculated by the single interest method, specifically according to the following (2) Method of determination.(If options is involved, type √) in front of the option

(1) The interest rate of the contract loan shall be on the basis of the natural day before the effective date of the contract

☐ Other ____ IPB The market quotation is Lijing, 1 basis point =0.01%, the same below), the specific loan IOU shall prevail. During the term of the loan, the loan interest rate shall not be adjusted.

(2) The interest rate of each loan under this contract shall be the most one announced on the natural day before the issuance of the loan at the effective date of ☑ Contract

Recent phase ☑ 1 year ☐ 5 years above other LPR plus (plus / minus) 205.000000 basis points determined, specific

The loan IOU shall prevail. During the term of the loan, the interest rate of each loan is listed below ① The method shall be adjusted accordingly, and the lender will not notify the borrower and the guarantor any further notice:

① The borrowing interest rate of a single loan is not adjusted, and the interest is not calculated in sections.

② To _ interest rate heavy pricing cycle, adjustment day for the loan in the corresponding day, adjust the month of the corresponding day, for the last day for the adjustment, the adjustment before a natural day has announced the latest issue of this article (2) of the selected term varieties of LPR for the new pricing benchmark, add (minus) basis point unchanged.

(3) Other:

The calculation formula of the borrowing rate under this term is: monthly interest rate = annual interest rate 12; daily interest rate = annual interest rate 360.

Article 4 Payment and payment of loans:

(I; Drawing service, for withdrawals under this Contract, the Borrower shall meet the following conditions; 1. The Borrower has not violated the contract

Obligations and liabilities under the same term; 2. The borrower's financial position does not harm, delay or prevent the performance of its obligations and liabilities under the Contract; 3. The default situation under the Contract; 4. The guarantee is valid and the guarantee ability of the guarantor has not changed adversely to the lender; 5. The Borrower has opened the relevant account as required by the lender; 6. Loan

One of he demands:____

The payee Lihun also suspended the borrower's withdrawal from the borrower due to the influence of national policies, macro-control and regulatory requirements

ask.

(2) Payment of letters. If the borrower applies for withdrawal from the lender before using the money, the lender considers that it complies with this contract

If the withdrawal conditions are set, the loan funds shall be transferred to the agreed borrower's account.

(3) Payment of loans.1. Entrusted payment. If the single payment of the loan fund exceeds RMB 10,000 (in words), it shall be entrusted by the lender. The lender shall pay the loan funds to the transaction object of the borrower and the corresponding supporting contracts and commercial contracts through the account of the borrower after the examination and approval; 2. Independent payment. If it does not meet the conditions of the entrusted payment method of the lender, the borrower shall make the independent payment method. The double payer is 20 after the use of cargo navigation funds_ Provide the lender with the transaction information related to the payment of the loan funds within one days, and summarize and report the payment of the loan funds. The Lender has the right to verify whether the loan payment conforms to the agreed purpose through account analysis, voucher inspection, on-site investigation of the loan; 3. In the payment of the loan, the borrower has the right to change the payment method and stop the release and payment of the loan funds.

Article 5 Repayment method: The repayment method agreed in this contract is the press__Monthly (monthly, quarterly or annual) interest payment, each_____The 20th day (month, quarter end month or year end month) is the interest settlement date, and the next day is the interest payment date. The overdue payment of interest shall be regarded as a breach of contract. The principal shall be repaid in a lump sum upon the expiration of the loan term, and the interest shall be cleared along with the principal. But if the electronic data and vouchers generated by electronic banks such as online bank have specially agreed on the repayment method of the loan, the repayment method of the loan depends on this agreement.

Article 6 The Borrower promises: (1) the borrower is approved and registered by the administrative authorities or the competent authorities and the loan matters meet the requirements of laws and regulations; (2) the borrower and its legal representative, shareholders, and the documents and vouchers related to the issuance, payment and use of the loan funds under this Contract, and the materials, documents, data and information provided are true and accurate. Complete, legal and valid; (4) Cooperate with the lender in the payment management, Accept on-site and off-site investigations by the lender; (5) the guarantor loses part or all of the guarantee capacity, In case of suspension, closure, bankruptcy, dissolution, revocation of business license, cancellation, merger (merger or acquisition) or serious operating loss, It is obliged to inform the lender in time and provide the guarantee approved by the Lender in time according to the requirements of the lender; (VI) All transactions concluded by the Borrower and its affiliated parties shall be conducted on the principle of good faith, fairness and not directly or indirectly harming the interests of the Lender under this Contract; (7) where the borrower has multiple debts with the lender, The lender may independently decide the order of repayment of each debt; (8) to promptly notify the lender in the event of major adverse matters affecting its solvency.

Article 7 Mode of guaranty: The guarantor voluntarily provides a guarantee for all the creditor's rights of the Lender incurred under this

Contract. The guarantee method is the joint and several liability guarantee. Each guarantee world, whether provided at the same time or respectively, is a joint guarantee relationship.

Article 8 Warranty period: The guarantee period shall be three years from the date of expiration of the loan term. If the lender recovers the unmatured loan in advance according to the contract, it shall be regarded as the expiration of the loan term. If the loan is extended, the guarantor shall continue to bear joint and several liability, and the guaranty period shall be three years from the expiration date of the loan term after the extension.

Article 9 Scope of guaranty: The scope of guaranty shall be the loan principal, interest (including penalty interest, compound interest, interest on the debt during the delay of performance specified in the effective legal documents), liquidated damages, damages and the expenses for realizing the creditor's rights and guarantee rights. The expenses for realizing creditor's rights and security rights include legal costs, attorney fees, travel expenses and other reasonable expenses.

Article 10 the guarantor promises: (1) the materials provided to the lender are true, complete and effective; (2) Good credit status of the guarantor and its legal representative, shareholders and senior management personnel, No major adverse record; (III) To sign this Contract or perform its obligations hereunder, It has fulfilled the necessary procedures in accordance with the laws and regulations and the internal rules and regulations of the company; (4) There are no other effective defects or possible material adverse changes in the guarantee guarantee; (5) Contracting, entrusted operation, trusteeship, lease, reduction of registered capital occurs during the loan period, Notify the Lender in writing one month prior, And implement the guarantee measures or debt repayment plan approved by the lender; During the period of loan, joint venture, merger, merger, division, transfer, shareholding system reform, The written consent of the lender is required; (6) Change the enterprise name, legal representative, shareholder, domicile or business scope and other industrial and commercial registration items, Inform the Lender in writing one month before the change date.

Article 11 special provisions: (1) if the contract is confirmed to be invalid, invalid, invalid, partially invalid or revoked or discharged, the guarantor agrees to assume joint and several liability for the debts of the borrower caused by the return of property or compensation for losses.

(II) If the interest rate is increased in accordance with Article 3 of this Contract, the guarantor agrees to press the interest increase due to the increase of the interest rate

(2) The Lender's breach of contract and its liability for breach of contract: If the lender fails to provide loans to the borrower as agreed, the lender shall pay liquidated damages to the borrower according to the agreed amount, overdue penalty interest rate and the number of days of default.

Article 15 performance of the contract: (1) when the lender transfers the loan to the account of the borrower, the lender shall be deemed to have performed the obligation of issuing the loan. (2) If the lender recovers the principal and interest of the due loan or recovers the principal and interest of the loan in advance according to the contract, it may directly stop paying or deduct the corresponding amount from the account of the borrower and the guarantor to repay the principal and interest and expenses of the loan.

Article 16. Use of information: The borrower and the guarantor agree that the lender shall input (inquire and disclose) the relevant information of the borrower and the guarantor on the individual (enterprise) credit information basic database and the relevant information system in accordance with the relevant provisions of the People's Bank of China and other administrative departments. In the event of any breach of the borrower or guarantor under this Contract, the Lender shall have the right to disclose the default information according to law according to the breach, or provide the relevant information to the collection agency for the purpose of collection.

Article 17 Other agreed matters:

[illegible]

Article 18 Dispute settlement: Any dispute arising from this Contract shall be settled by the parties through negotiation; if the negotiation fails, any one The parties shall have the right to choose the following dispute resolution method (in front of the option): to submit the dispute to the court of the people's court of the place where the lender lives for settlement through litigation.

The dispute shall be submitted to the arbitration commission for arbitration in accordance with the arbitration rules in effect at the time of the application for arbitration. The arbitral award is final and binding on all parties.

mouth

Article 19 Other articles

(1) The loan IOU is an integral part of the contract, which is largely equivalent to this contract

(II) All reasonable expenses incurred in the Contract, such as notarization fees, litigation fees and attorney's agency fees, shall be borne by the borrower.

(3) If the debts hereunder have been paid off, but such repayment is confirmed as invalid by the relevant legal documents, the contract shall still be valid.

(IV) Effectiveness of the Contract: This Contract shall come into force on the date of signature, seal or seal by the parties.

(V) The Lender has requested the Borrower and the guarantor to provide a comprehensive and accurate understanding of the terms of the Contract and, as required by the Borrower and the guarantor; the Borrower and the guarantor have fully understood the meaning of the terms and the corresponding legal consequences 解。

(Vi) This contract is made in one form_______Copy, the lender holds two copies, the borrower, the guarantor,__________________Each One copy, with the same effect.

Borrow money	(Provide a loan)
borrower: 杭州新子光电科技有限公司 Legal representative / responsible person (signature) (Or agent)	lender: Zhejiang Lin'an Rural Commercial Bank Co., LTD 合同专用章（1） Principal: (signature or blue seal) (or agent)

bail
bail: 杭州亿阳光伏科技有限公司 Legal representative / principal: (Signature) (Or agent)

time of contract: 2024年 4 月 3 日

The guaranty clause of this contract shall bear the joint and several guaranty liability.(3) If the lender transfers the creditor's rights according to law, the guarantor shall still bear the joint and several guaranty liability as agreed herein.(4) the lender creditor's rights such as another guarantee and / or guarantee, whether the guarantee is provided by the borrower or provided by the third party, when the lender claims, the lender can realize the guarantee, the guaranty or the guarantor and the guarantee liability, guarantee, the guarantee in the same order, the guarantor of this contract agrees to assume joint and several liability for all the claims under this contract.(5) The guarantor undertakes to pay close attention to the operation of the borrower. If the borrower is bankrupt, it is presumed that the guarantor knows or should know of the bankruptcy behavior of the borrower, and the guarantor shall exercise the right of recourse in advance.

Article 12 Loan extension: If the borrower needs to extend the term of the loan, it shall apply to the lender in writing before the maturity date of the loan. With the consent of the lender and the guarantor, the lender, the borrower and the guarantor shall sign a separate loan extension and repayment agreement. After the extension of the loan, when the extension term of the loan and the original term reaches the new interest rate term level, the interest rate shall be determined at the new term level interest rate from the date of the extension.

Article 13 any of the following circumstances shall constitute a breach of contract or risk events: (1) failing to repay the loan principal on time or failing to pay the interest on time or failing to repay the principal and interest of the loan according to the repayment method specially agreed in the IOU; (2) failing to use the loan according to the agreed purpose of the loan; (3) Failing to pay the loan funds in the agreed way; (IV) Failure to comply with the commitments hereof; (5) failing to pay off other debts due due to the lender on schedule; (6) failing to pay off the debts due of any other financial institution or a third party on schedule; (7) experiencing events such as property looting; (8) being involved in a major adverse lawsuit; (9) being imposed a major administrative penalty by an administrative organ; (10) suspending production and business due to poor operation; (11) concealing the financial status and business status of the enterprise or withdrawing funds (this); (12) Contracting, entrusted operation, trusteeship, lease, joint venture, merger, merger, division, transfer, joint-stock reform or reduction of registered capital without the written consent of the lender; (13) Change of the enterprise name, legal representative, shareholder, domicile or business scope and other industrial and commercial registration items, Failing to inform the lender in writing one month before the date of change; (14) stealing tax (evasion), bankruptcy, dissolution, being ordered to suspend business for rectification or revocation (revocation) of its business license; (15) the death of the guarantor. Missing or loss of civil capacity, and the borrower is unable to provide additional qualified guarantees; (16) other circumstances that seriously affect the ability to repay debts or lose credit.

During the term of the contract, Where the borrower or the guarantor occurs (1) (2) (5) (8) (8) (12) (12) (13) (14) (14) (16) above, The Lender has the right to take any one or more of the following measures, Including the package is not limited to: 1. Collect penalty interest and compound interest according to the regulations; 2. Stop making loans, Announce the early maturity of the loan issued under this Contract, Require the loan income to immediately repay all the loan and the corresponding interest, penalty interest and compound interest; 3. Stop payment and deduct the corresponding amount from the account of the borrower and the guarantor to repay the principal, interest and expenses of the loan as agreed; 4. Require the guarantor to perform the joint and several guarantee liability; 5. Terminate the Contract in advance; (. Other measures permitted by law.

Within the validity of this Contract, When the borrower or the guarantor occurs the above (3) (4) (6) (7) (9) (9) (11) (15) default or risk event, The Lender has the right to require the Borrower to provide new guarantees conforming to the requirements of the Lender, Or take other measures to ensure that the lawful rights and interests of the lender are not infringed, New guarantees not provided by the borrower as required by the lender, Or if the measures taken fail to ensure that the legitimate rights and interests of the lender are not infringed upon, The Lender has the right to take any one or more of the following measures, Including but not limited to: 1. Collect penalty interest and compound interest according to the regulations; 2. Stop making loans,

Announce the loan issued under the same order, requiring the borrower to immediately repay all the loan and the corresponding interest, penalty interest and compound interest; 3. Stop paying and deduct the corresponding amount from the account of the borrower and the guarantor to repay the principal and interest of the loan; 4. require the guarantor to perform joint and several liability; 5. Terminate the Contract in advance; 6. other measures permitted by law.

Article 14 Liability for breach of contract:

(1) Liability for breach of loan and contract making: 1. If the loan principal (including extension) is overdue, it shall be added at the agreed interest rate from the overdue date 50 The penalty interest rate is calculated at%. 2. If the loan interest and penalty interest are not paid on time, the compound interest is calculated at the penalty interest rate.?. The loan shall be used according to the contract, and the misappropriated loan shall be charged at the agreed interest rate during the misappropriation period 100% penalty interest. 4 The borrower shall repay the loan in advance with the consent of the Lender; The Lender has the right to charge interest from the borrower at the term and interest rate agreed herein, but with the basis of the interest rate and the actual days agreed herein

C

62